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                                  EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1995 Stock Incentive Plan, the 1999 Employee Stock Purchase Plan and 1999 International Employee Stock Purchase Plan of ISS Group, Inc., and the Netrex, Inc. 1998 Stock Plan, of our report dated January 15, 1999 with respect to the consolidated financial statements and schedule of ISS Group, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1998 filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP


Atlanta, Georgia
October 21, 1999